Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

by and among

TREMOR VIDEO, INC.

and

the Stockholders named herein

Dated as of September 6, 2011

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (“Agreement”) is made as of the 6 day of September, 2011, by and between TREMOR VIDEO, INC., a Delaware corporation (the “Company”), each of the investors listed on SCHEDULE A hereto, each of which is referred to in this Agreement as an “Investor” and the Warrantholders (as defined below).  This Agreement amends, restates and supersedes in its entirety the Prior Agreement (as defined below).

RECITALS

WHEREAS, the Company and certain of the Investors (the “New Investors”) are parties to that certain Series F Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the New Investors are purchasing shares of the Company’s Series F Preferred Stock;

WHEREAS, the Company, certain of the Investors (the “Existing Investors”) are parties to that certain Fifth Amended and Restated Investors’ Rights Agreement by and among the Company and the Existing Investors, dated as of December 9, 2010 (as amended by that certain First Amendment dated March 1, 2011, the “Prior Agreement”); and

WHEREAS, in order to induce the Company and the New Investors to enter into the Purchase Agreement, the Existing Investors and the Company hereby agree that this Agreement, in lieu of the rights set forth in the Prior Agreement, shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      DEFINITIONS.  For purposes of this Agreement:

1.1                               “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner (but not any limited partner), retired partner, managing member, officer, director, manager or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

1.2                               “Common Stock” means shares of the Company’s Series I Common Stock, par value $0.0001 per share.

1.3                               “Conversion Shares” means shares of Common Stock held by an Investor or issuable or issued to an Investor upon the conversion of the Preferred Stock.

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1.4                               “Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6                               “Excluded Registration” means a registration relating either to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or to an SEC Rule 145 transaction; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7                               “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8                               “GAAP” means generally accepted accounting principles in the United States.

1.9                               “Holder” means any holder of Registrable Securities who is a party to this Agreement; provided, however, that the Warrantholders and each of their respective transferees shall be deemed to be a Holder solely for purposes of Sections 2.1 through 2.10, 2.12, 2.13, 2.15, and 6 hereof (the “Applicable Sections”); provided, that the Warrantholders and their respective transferees shall not be permitted to participate in the initiating of a demand for registration under Section 2.1(a) hereof.

1.10                        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.11                        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.12                        “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

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1.13                        “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.14                        “Major Investor” means (i) any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization effected after the date hereof), and (ii) W Capital Partners II, L.P. or its Affiliates (collectively, “W Capital”).

1.15                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.16                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.17                        “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock and Series 4 Preferred Stock.

1.18                        “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.19                        “Registrable Securities” means (i) the Common Stock held by an Investor or issuable or issued to an Investor upon conversion of the Preferred Stock, (ii) any Common Stock issuable or issued (directly or indirectly) upon conversion of any capital stock of the Company acquired by the Investors after the date hereof, (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses ill and ill} above, and (iv) solely for purposes of the Applicable Sections, any Common Stock issuable or issued upon conversion of the shares of Preferred Stock issuable or issued upon exercise or conversion of the Warrants, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.14 of this Agreement.

1.20                        “Registrable Securities then outstanding” means the number of shares determined by adding the Common Stock outstanding, and the Common Stock issuable pursuant to then exercisable or convertible securities, in each case, that are Registrable Securities.

1.21                        “Requisite Investors” means the holders of at least sixty percent (60%) of the Conversion Shares issuable or issued upon the conversion of the then-outstanding shares of Preferred Stock of the Company.

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1.22                        “Restated Certificate” means the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended from time to time.

1.23                        “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.13(b) hereof.

1.24                        “ROFR Agreement” means the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of even date herewith, by and among the Company and the stockholders of the Company parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

1.25                        “SEC” means the Securities and Exchange Commission.

1.26                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.27                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.28                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.29                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except as provided in Section 2.7.

1.30                        “Series 1 Preferred Stock” means shares of the Company’s Series 1 Preferred Stock, par value $0.0001 per share.

1.31                        “Series 2 Preferred Stock” means shares of the Company’s Series 2 Preferred Stock, par value $0.0001 per share.

1.32                        “Series 3 Preferred Stock” means shares of the Company’s Series 3 Preferred Stock, par value $0.0001 per share.

1.33                        “Series 4 Preferred Stock” means shares of the Company’s Series 4 Preferred Stock, par value $0.0001 per share.

1.34                        “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.35                        “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.36                        “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

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1.37                        “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

1.38                        “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.0001 per share.

1.39                        “Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.0001 per share.

1.40                        “Series F Preferred Stock” means shares of the Company’s Series F Preferred Stock, par value $0.0001 per share.

1.41                        “Time Warner” means Time Warner Inc. and its Affiliates.

1.42                        “Warrants” means (i) the Warrants to Purchase Stock dated June 7, 2007, December 8, 2008 and February 8, 2010, issued by the Company to Silicon Valley Bank, (ii) the Warrant issued to Comerica Bank dated February 6, 2008 and (iii) the Warrant issued to Venture Lending & Leasing IV, LLC dated December 7, 2006.

1.43                        “Warrantholders” means the holders of the Warrants.

2.                                      REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

2.1                               Demand Registration.

(a)                                 If at any time after the earlier of (i) two (2) years after the date hereof or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the Requisite Investors that the Company effect a registration with respect to all or any portion of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $20 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b).

(b)                                 Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Company’s Board of Directors, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material

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information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than thirty (30) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than an Excluded Registration.

(c)                                  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section2.1 (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to this Section 2.1; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3.  A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.

2.2                               Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, regardless of whether any Holder has elected to include Registrable Securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.

2.3                               Form S-3 Registration.  If the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Initiating Holders, then the Company shall:

(a)                                 within ten (10) days after the date such request is given, give notice of the proposed registration to all Holders other than the Initiating Holders (the “S-3 Notice”); and

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(b)                                 as soon as practicable, use its commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) days after the S-3 Notice is given; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 (i) if Form S-3 is not then available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of Selling Expenses) of less than $2 million (based upon the public market price on the date of such request); (iii) if the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 30 days after receipt of the request of the Initiating Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than an Excluded Registration; or (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3; or (v) during the period ending one hundred eighty (180) days after the effective date of a registration made under Section 2.2 hereof.  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4                               Underwriting Requirements.

(a)                                 If, pursuant to Section 2.1 or Section 2.3, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or Section 2.3, and the Company shall include such information in the Demand Notice or the S-3 Notice, as the case may be.  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.2(e)) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.4, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder; provided, however, that the

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number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.  For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling stockholder that is a Holder and a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and other Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 2.1 and Section 2.3, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.4(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.5                               Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such

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registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to 180 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                 provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants

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to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement;

(i)                                    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.6                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7                               Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1 or Section 2.3, as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or Section 2.3.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9                               Indemnification.  If any Registrable Securities are included m a registration statement under this Section 2:

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(a)                                 To the extent permitted by law, the Company will indemnity and hold harmless each selling Holder, and the partners, members, officers, directors, stockholders and Affiliates of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a)) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.9(b) exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the

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counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 The foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e)                                  To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(e), when combined with the amounts paid or payable by such Holder pursuant to

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Section 2.9(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10                        Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after the Company so qualifies to use such form).

(d)                                 Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Investors enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder.

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2.11                        “Market Stand-off’ Agreement.

(a)                                 Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15-18 days prior to or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock are subject to the same restrictions.  The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 2.11 or that are necessary to give further effect thereto.  Any “market standoff’ or “lock-up” agreement with Holders pursuant to this Section 2.11 shall provide that any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

(b)                                 Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares or securities of the Company of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.11):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

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(c)                                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of capital stock of each Holder (and transferees and assignees thereof) until the end of such restricted period.

2.12                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee of such Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is a limited partner, retired partner, member, retired member, or stockholder or other Affiliate of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.13                        Restrictions on Transfer.

(a)                                 The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.13(c)) be stamped or otherwise imprinted with a legend in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.  THE

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SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.13.

(c)                                  The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter :from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require prior notice or such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144 or (y) in any transaction in which such Holder transfers or distributes Restricted Securities to an Affiliate of such Holder or a director, officer, partner or member of such Affiliate for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.13(c).  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.13(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.14                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 shall terminate upon the earlier of:

(a)                                 the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate, by a company subject to and in compliance with the reporting provisions of the Exchange Act; or

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(b)                                 when all of such Holder’s Registrable Securities could be sold without restriction or limitation under SEC Rule 144.

3.                                      INFORMATION AND INSPECTION RIGHTS.

3.1                               Delivery of Financial Statements.  The Company shall deliver to each Major Investor:

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (or such extended period as may be approved by the Board of Directors up to one hundred eighty (180) days after the end of each fiscal year), (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year, and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year; and (iii) a statement of stockholders’ equity as of the end of such year, in each case such financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Board of Directors;

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that the financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)                                 as soon as practicable, but in any event within twenty-one (21) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that the financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), with such statements comparing actual results against budgeted amounts and prior period performance;

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(e)                                  as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f)                                   with respect to the financial statements called for in Section 3.1(a), Section 3.1(b) and Section 3.1(d), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements (i) were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and Section 3.1(d)) and (ii) fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(g)                                 such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information that (i) it reasonably considers to be a trade secret (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the Chief Executive Officer of the Company, after consultation with the Company’s outside legal counsel or the Board of Directors of the Company, in each case in good faith, reasonably determines would cause competitive harm to the Company if disclosed or would, if disclosed, adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing a registration statement; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that (i) it reasonably considers to be a trade secret (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the Chief Executive Officer of the Company, after consultation with the Company’s outside legal counsel or the Board of Directors of the Company, in each case in good faith, reasonably determines would result in a disclosure that would cause competitive harm to the Company if disclosed or would, if disclosed, adversely affect the attorney-client privilege between the Company and its counsel.

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3.3                               Termination of Information.  The covenants set forth in Section 3.1, Section 3.2, and Section 3.5 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, with a company subject to the reporting provisions of the Exchange Act, whichever event occurs first.

3.4                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (d) is demonstrated by the Investor to have been in the Investor’s possession free of any obligation of confidence at the time it was communicated to the Investor; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) at any time after the expiration of such Investor’s obligations under Section 3.5, to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4 or other substantially similar confidentiality provisions; (iii) to any partner, retired partner, member, stockholder, other Affiliate or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company.  The non-use restrictions set forth herein shall not apply to an Investor’s use of ideas, concepts and know-how of a nature that is broadly applicable to companies other than the Company or to the Company’s industry in general, which ideas, concepts and know-how are known by the Investor prior to, or developed or learned by the Investor in the course of the Investor’s review of the confidential information disclosed hereunder and mentally retained in the unaided memory of the Investor (and not intentionally memorized for the purpose of later recording or use).

3.5                               Standstill Agreement.  Each Investor other than Time Warner agrees that, for a period of one year from the date of this Agreement (the “Standstill Period”), unless approved by the Board of Directors, neither the Investor nor any of its Affiliates shall make an offer to acquire shares of outstanding capital stock of the Company from a stockholder of the

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Company, other than (i) offers made in furtherance of such Investor’s Secondary Refusal Right pursuant to (and as defined in) the ROFR Agreement, (ii) sales made to Affiliates of such Investor, and (iii) offers by W Capital until such time as W Capital has purchased capital stock of the Company from one or more stockholders for an aggregate purchase price of $10,000,000.  It is hereby acknowledged and agreed that the transfer to W Capital of up to $69,699 of the Company’s Series I Common Stock in connection with those certain transfers of an aggregate of 210,000 shares of Series I Common Stock, for which the Company’s Compensation Committee waived the Right of First Refusal (as defined in the ROFR Agreement) on or about August 16, 2011, shall not count toward the $10,000,000 limitation set forth in this Section 3.5.

4.                                      RIGHTS TO FUTURE STOCK ISSUANCES.

4.1                               Right of First Offer.  Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor.  An Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)                                 The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the product of (x) the aggregate number of New Securities, multiplied by (y) a fraction, the numerator of which is the aggregate number of Conversion Shares then held by such Investor and the denominator of which is the total number of shares of Common Stock of the Company then issued and outstanding (assuming the conversion into Common Stock of all outstanding shares of Preferred Stock and any other securities convertible into Common Stock, if any, and the exercise of all outstanding stock options and warrants) (such Investor’s “Pro Rata Proportion”).  At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the product of (1) the aggregate number of New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors, multiplied by (2) a fraction, the numerator of which is the aggregate number of Conversion Shares then held by such Fully Exercising Investor and the denominator of which is the total number of Conversion Shares then held by all Fully Exercising Investors who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

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(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d)                                 The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate) and (ii) shares of Common Stock issued in an IPO.

(e)                                  Notwithstanding the foregoing, the right of first offer in this Section 4 shall not be applicable with respect to any Investor and any subsequent issuance of securities if, (i) at the time of such subsequent issuance of securities, such Investor is not an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (ii) such subsequent issuance of securities is otherwise being offered only to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)                                   Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 4.1, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities.  Each Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that it would have been entitled pursuant to this Section 4.1 if the Company had complied with this Section 4.1.  The closing of such sale shall occur within sixty (60) days of the date notice is given to the Investors.

4.2                               Termination.  The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

5.                                      ADDITIONAL COVENANTS.

5.1                               Employee Agreements.  The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors.  In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above referenced agreements or any restricted stock agreement between the Company and any employee, without the approval of the Board of Directors.

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5.2                               Employee Vesting.  Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a one hundred eighty (180) day lockup period in connection with the IPO (such 180-day period being extendible up to 210 days in the manner described in Section 2.11).  As a condition to the issuance of stock by the Company, all employees and consultants will be required to sign an agreement granting the Company a “right of first refusal” on the transfer of such stock.  In addition, the Company shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.  Unless otherwise (x) approved by the Board of Directors and any compensation committee established pursuant to Section 5.7 hereof, or (y) as provided in the Stock Plans or grants made thereunder to date, none of such restricted stock or option agreements shall contain any provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events.

5.3                               Maintenance of Insurance.  Within thirty (30) days following the date hereof, the Company shall obtain Directors and Officers liability insurance in a coverage amount of at least $4 million (“D&O insurance policy’’) on terms and conditions satisfactory to the Company’s Board of Directors.  The Company shall obtain “key person” life insurance policies in the amounts and covering such persons determined by the Board of Directors:  and such key person policies shall name the Company as loss payee.  Neither the key-person policies nor the D&O insurance policy shall be cancelable or modifiable in any material respect by the Company without prior approval of the Board of Directors.

5.4                               Meetings of the Board of Directors.  Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule.

5.5                               Successor Indemnification.  If the Company or any of its successors or assignees (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

5.6                               Board Expenses.  The Company shall reimburse directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors including any meetings of any committee of the Board of Directors on which such directors serve.

22.

5.7                               Compensation Committee.  The Company shall maintain at all times a compensation committee comprised of at least two members of the Board of Directors.  At all times, the compensation committee must include two or more of the directors entitled to serve pursuant hereto.  A vote of a majority of the members of the compensation committee shall be required to approve all executive compensation, including all salaries and bonuses, and to approve all option grants, restricted stock awards and any other equity incentives whether pursuant to the Stock Plans or otherwise.

5.8                               Audit Committee.  The Company shall maintain at all times an audit committee comprised of at least two members of the Board of Directors.  At all times, the audit committee must include two or more of the directors entitled to serve pursuant hereto.

5.9                               Indemnification.  The Company shall use its best efforts to ensure that its Restated Certificate provides for indemnification of officers and directors of the Company to the maximum extent permitted by law.

5.10                        Termination of Covenants.  The covenants set forth in this Section 5, except for Section 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO (ii) when the Company first becomes subject to the periodic reporting requirements of section 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event as defined in the Restated Certificate, whichever event occurs first.

6.                                      MISCELLANEOUS.

6.1                               Successors and Assigns.  Each Investor hereby agrees that it shall not, and may not, assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by such Investor to (i) any Person to which Registrable Securities are transferred by such Investor pursuant to Section 2.13 or (ii) with respect to the right of first offer set forth in Section 4.1, to any other Investor, and, in each case, such assignee shall be deemed an “Investor” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2                               Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

6.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by electronic or facsimile signature (including without limitation transmission by .pdf for other fixed image

23.

form) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices.  All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) for senders and receivers of notices located in the United States, five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) for senders and receivers of notices located in the United States, one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt; or (v) for senders and receivers of notices located outside of the United States, two (2) days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5; additional copies (which shall not constitute notice) shall be sent to those parties entitled to receive such copies as set forth on the signature pages hereto.  If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 220 West 42nd Street, 21st Floor, New York, NY  10036, Attention:  Steven L. Baglio.

6.6                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Investors.  Notwithstanding the foregoing:

(a)                                 the Company may in its sole discretion waive compliance with Section 2.13(c) (and the Company’s failure to object in writing to a proposed assignment allegedly in violation of Section 2.13(c) promptly following receipt of notice thereof shall be deemed to be a waiver);

(b)                                 Registrable Securities held by the Warrantholders or any of their transferees shall not be deemed Registrable Securities for purposes of this Section 6.6 and the Warrantholders or any of their transferees shall not be required to amend, or waive the observance of, any term of this Agreement, except pursuant to clause (d) below;

(c)                                  neither Section 3.1 nor 3.2 may be amended or waived without the prior written consent of the Major Investors holding a majority of the Registrable Securities then held by all Major Investors; and

(d)                                 this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies on its

24.

face to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction (a “Waived Insider Offering”); provided, however, that the Company may not permit any Major Investor to participate in such Waived Insider Offering without the prior written consent of each other Major Investor unless each Major Investor has first been offered the opportunity to purchase (a) its Pro Rata Proportion of any portion of such Waived Insider Offering to be purchased by Major Investors and (b) any New Securities to be purchased by any other Major Investor in excess of such other Major Investor’s Pro Rata Proportion of such New Securities).

(e)                                  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7                               Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8                               Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and the exercise of any such rights may be allocated among such affiliated entities in such manner as such affiliated entities may determine in their discretion.  Draper Fisher Jurvetson Growth Fund 2006, L.P., Draper Fisher Jurvetson Partners Growth Fund 2006, LLC, Draper Fisher Jurvetson Fund IX, L.P., Draper Fisher Jurvetson Partners IX, LLC, Draper Associates Riskmasters Fund II, LLC and Draper Associates, L.P. shall be deemed to be “affiliated entities” for purposes of the preceding sentence and “Affiliates” for purposes of this Agreement.

6.9                               Entire Agreement; Termination of Prior Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

6.10                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such

25.

breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

26.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TREMOR VIDEO, INC.

By:	/s/ William Day
Name:	William Day
Title:	President
Address:	53 West 23rd St.
New York, NY 10010
Telephone No.: (646) 723-5300

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

W CAPITAL PARTNERS II, L.P.
By:	WCP GP II, L.P., its General Partner
By:	WCP GP II, LLC, its General Partner

By:	/s/ Robert Migliorino
Managing Member

Address:	One East 52nd Street, 5th Floor
New York, NY 10022

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attn: Stuart L. Rosenthal, Esq.

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

DRAPER FISHER JURVETSON
GROWTH FUND 2006, L.P.

By:	Draper Fisher Jurvetson Growth Fund
2006 Partners, L.P.
Its:	General Partner

By:	DFJ Growth Fund 2006, Ltd.
Its:	General Partner

By:	/s/ Barry Schuler
Name:	Barry Schuler
Title:	Director

DRAPER FISHER JURVETSON
PARTNERS GROWTH FUND 2006, LLC

By:	/s/ Barry Schuler
Name:	Barry Schuler
Title:	Authorized Member

Address:	2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone:	(650) 233-9000
Fax:	(650) 233-9233

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

KEATING CAPITAL, INC.

By:	/s/ Frederic M. Schweiger
Name:	Frederic M. Schweiger
Title:	Chief Operating Officer

Contact information for all notices and other relevant information:

Keating Capital, Inc.
Attention:	Frederic M. Schweiger,
Chief Operating Officer

Address:	5251 DTC Parkway, Suite 1000
Greenwood Village, CO 80111

Telephone:	(630) 692-0640
Fax:	(630) 692-0647

Email:	rs@keatinginvestments.com

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

DRAPER FISHER JURVETSON FUND IX, L.P.

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON
PARTNERS IX, LLC

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Member

DRAPER ASSOCIATES RISKMASTERS
FUND II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Address:	2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone:	(650) 233-9000
Fax:	(650) 233-9233

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MASTHEAD VENTURE PARTNERS
CAPITAL, L.P.

By:	Masthead SBIC General Partner, LLC

By:	/s/ Braden M Bohrmann
Name:	Braden M Bohrmann
Title:	Managing Member

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

CANAAN VII L.P.

By:	Canaan Partners VII LLC

By:	/s/ Guy M. Russo
Name:	Guy M. Russo
Title:	Member/Manager, General Partner

Address:	285 Riverside Avenue, Ste. 250
Westport, CT 06889

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Jason Glickman
Jason Glickman

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Andrew Reis
Andrew Reis

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Mark Pinney
Mark Pinney

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

SAP VENTURES FUND I HOLDINGS, LLC,
a Delaware Limited Liability Company

By:	SAP Ventures Fund I, LP.,
a Delaware limited partnership
its sole member

By:	SAP Ventures GPE (I), L.L.C,
a Delaware limited liability company
its general partner

By:	/s/ David Hartwig
Name:	David Hartwig
Title:	Managing Member

/s/ Nino Marakovic
Name:	Nino Marakovic
Title:	Managing Member

Address:	4 West 4th Avenue
Suite 300
San Mateo, CA 94402

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MERITECH CAPITAL PARTNERS III L.P.

By:	Meritech Capital Associates III L.L.C., its General Partner

By:	Meritech Management Associates III L.L.C.,
a managing member

By:	/s/ Michael B. Gordon
Michael B. Gordon,
a managing member

Address:	245 Lytton Avenue
Suite 350
Palo Alto, CA 94301

MERITECH CAPITAL AFFILIATES III L.P.

By:	Meritech Capital Associates III L.L.C.,
its General Partner

By:	Meritech Management Associates III L.L.C., a managing member

By:	/s/ Michael B. Gordon
Michael B. Gordon,
a managing member

Address:	245 Lytton Avenue
Suite 350
Palo Alto, CA 94301

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

GENERAL CATALYST GROUP IV, L.P.

By:	General Catalyst Partners IV, L.P.
its General Partner

By:	General Catalyst GP IV, LLC
its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

GC ENTREPRENEURS FUND IV, L.P.

By:	General Catalyst Partners IV, L.P.
its General Partner

By:	General Catalyst GP IV, LLC
its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

EDB INVESTMENTS PTE LTD

By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	CEO

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

TIME WARNER INC.

By:	/s/ Rachel Lam
Rachel Lam
Senior Vice President

Address:	Time Warner Inc.
One Time Warner Center
New York, NY 10019
Attn: Time Warner Investments,
14th Floor
Fax: 212-484-7265

With a copy (which shall not constitute notice) to:
Time Warner Inc.
One Time Warner Center
New York, NY 10019
Attn: Deputy General Counsel,
14th Floor
Fax: 212-937-4691

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Jim Rossman
Jim Rossman

SIGNATURE PAGE TO

TREMOR VIDEO, INC.

SIXTH A&R INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A
INVESTORS

Masthead Venture Partners Capital, L.P.

Canaan Partners VII LLC

Alfred R. Berkeley III

Donald and Lillian Reis

The Berkowitz Family, LLC

Brooke Private Equity Advisors Fund I-A, L.P.

Brooke Private Equity Advisors Fund I (D), L.P.

Highline Capital Management L.L.C.

Andrew L. Stem

Hans Eric Vaule

AmosLLC

Millennium Technology Value Partners, L.P.

Millennium Technology Value Partners (RCM), L.P.

SVB Financial Group (solely for purposes of the Applicable Sections)

Meritech Capital Partners III L.P.

Meritech Capital Affiliates III L.P.

SAP Ventures Fund I Holdings, L.L.C.

Draper Fisher Jurvetson Growth Fund 2006, L.P.

Draper Fisher Jurvetson Partners Growth Fund 2006, LLC

Draper Fisher Jurvetson Fund IX, L.P.

Draper Fisher Jurvetson Partners IX, LLC

Draper Associates, L.P.

Jason Glickman

AndrewReis

Mark Pinney

Triangle Peak Partners Private Equity, LP

Amidzad Partners, LLC

Amidzad Partners II, LLC

Timothy Armstrong

Baseline Ventures LLC

Baseline Ventures Growth LLC

Sarkis Boghjalian

Paul Buchheit

Caufield Angel Fund

Charles Schwab & Co. Cust. FBO Ronald Conway IRA

Claudio Chiuchiarelli and Joanette Chiuchiarelli JTWROS

Patrick J. Connolly

David L. desJardins

Christopher Dixon

Elandrich Capital

Felicis Ventures LLC

First Round Capital 2006 LP

First Round Capital 2006 Annex Fund LP

Georges R. Harik

HNK Ventures, LLC

Reza Jalili

James Aguilar and Shellie B. Aguilar,
Trustees of the Aguilar Family Revocable Trust, Dated November 17,2005

John Conway Trustee of the Christopher David Conway Trust, DTD 1/19/85

JW Incline Partners, LLC

Kimberly W. Fusch and Edward H. Fusch Community Property Trust Dated 10-23-03

Michael James Maples, Jr.

J. Casey McGlynn

California National Bank Custodian flb/o J. Casey McGlynn A/C#CMJ1500

Hamed Moghaddam

Orsak Family Trust UDT, Dated February 18, 2000

Mukesh K. Parekh

Permalon Limited

Peter M. and Lynn M. Yeatrakas Trust (Nov 14, 1991)

Michael S. Phillips

Thomas Pinckney

Richard Conway Trustee of the Daniel A. Conway Trust, DTD 9/30/82

Richard Conway Trustee of the Ronald J. Conway Trust, DTD 9/30/82

Ronald & Gayle Conway as Trustees of the Conway Family Trust Dated 9/25/96

The Fowell Family Trust- Murlan C. & Chery L. Fowell, Trustees

Venture Lending & Leasing IV, LLC

William Morris Agency, LLC

WS Investment Company, LLC (2006A)

WS Investment Company, LLC (2006C)

WS Investment Company, LLC (2007A)

WS Investment Company, LLC (2007C)

Elton Satusky

General Catalyst Group IV, L.P.

GC Entrepreneurs Fund IV, L.P.

Rob Soni

Time Warner Inc.

Brian O’Kelley

Jim Rossman

EDB Investments Pte Ltd

W Capital Partners II, L.P.

Keating Capital, Inc.